Filed Pursuant to Rule 424(b)(5)
Registration No. 333-260265

PROSPECTUS SUPPLEMENT

(to prospectus dated October 22, 2021)

5,950,000

American Depositary Shares

Representing 17,850,000 Ordinary Shares

We are offering 5,950,000 American Depositary Shares, or ADSs, representing 17,850,000 ordinary shares, nominal value £0.05 each, of Silence Therapeutics plc offered by this prospectus supplement. Each ADS represents three ordinary shares.

The ADSs are listed on the Nasdaq Global Market under the symbol “SLN”. On August 11, 2022, the closing price of our ADSs, as reported on The Nasdaq Global Market, was $9.96 per ADS.

We are an “emerging growth company” and a “foreign private issuer”, each as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company” and “Prospectus Supplement Summary—Implications of Being a Foreign Private Issuer.”

	Per ADS	Total
Public offering price	$9.50	$56,525,000
Underwriting commissions (1)	$0.57	$3,391,500
Proceeds to Silence Therapeutics plc, before expenses	$8.93	$53,133,500

(1)	See “Underwriting” for additional disclosure regarding the underwriting commissions and estimated offering expenses.

Investing in these securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-6 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

None of the U.S. Securities and Exchange Commission, any U.S. state securities commission, the U.K Financial Conduct Authority, nor any other foreign securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ADSs to purchasers on or about August 16, 2022.

Joint Bookrunners

MORGAN STANLEY	WILLIAM BLAIR

August 11, 2022

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ABOUT THIS PROSPECTUS

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of ADSs and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated October 22, 2021, included in our registration statement on Form F-3 (File No. 333- 260265) filed with the U.S. Securities and Exchange Commission, or the SEC, along with the documents incorporated by reference, which provides more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated by reference that were filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.

This prospectus supplement and the documents incorporated into this prospectus supplement by reference include important information about us, the securities being offered and other information you should know before investing in our securities. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to the terms “Silence,” “Silence Therapeutics,” “the Company,” “we,” “us” and “our” refer to Silence Therapeutics plc together with its subsidiaries. In this prospectus supplement, any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof. All references to “shares” in this prospectus refer to ordinary shares of Silence Therapeutics plc with a nominal value of £0.05 per share.

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For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.

We are a public limited company incorporated under the laws of England and Wales. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

This prospectus supplement includes trademarks, tradenames and service marks, certain of which belong to us and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus supplement appear without the ®, ™ and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we will not assert our rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

PRESENTATION OF FINANCIAL INFORMATION

We maintain our books and records in pounds sterling and report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements incorporated by reference into this prospectus supplement were prepared in accordance with generally accepted accounting principles in the United States. All references in this prospectus supplement to “$” are to U.S. dollars and all references to “£” are to pounds sterling. Except with respect to U.S. dollar amounts presented as contractual terms or otherwise indicated, all amounts presented in this prospectus supplement in U.S. dollars have been translated from pounds sterling solely for convenience at an assumed exchange rate of $1.218 per £1.00, based on the Oanda published rate on August 1, 2022. We make no representation that any pounds sterling or U.S. dollar amounts referred to in this prospectus supplement could have been, or could be, converted into U.S. dollars or pounds sterling, as the case may be, at any particular rate, or at all. These translations should not be considered representations that any such amounts have been, could have been or could be converted from pounds sterling into U.S. dollars at that or any other exchange rate as of that or any other date.

MARKET, INDUSTRY AND OTHER DATA

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, contains estimates, projections and other information concerning our industry, our business and the markets for our product candidates, including data regarding the estimated size of such markets and the incidence of certain medical conditions. We obtained this industry, market and similar data from our internal estimates and research and from academic and industry research, publications, surveys and studies conducted by third parties, including governmental agencies. In some cases, we do not expressly refer to the sources from which this data is derived. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Further, while we believe that our internal research is reliable, such research has not been verified by any third party. You are cautioned not to give undue weight to any such information, projections and estimates. See also “Special Note Regarding Forward-Looking Statements.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act that reflect our current expectations and views of future events. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases, such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

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the development of our product candidates, including statements regarding the timing of initiation, completion and the outcome of preclinical studies or clinical trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

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our ability to obtain and maintain regulatory approval of our product candidates in the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of an approved drug or therapy;

•	our plans to collaborate, or statements regarding the ongoing collaborations, with third parties;

•	our plans to research, develop, manufacture and commercialize our product candidates;

•	the timing of our regulatory filings for our product candidates;

•	the size and growth potential of the markets for our product candidates;

•	our ability to raise additional capital;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our expectations regarding our ability to obtain and maintain intellectual property protection;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our estimates regarding future revenue, expenses and needs for additional financing;

•	our belief that our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements;

•	the potential for our mRNAi GOLD™ platform to address disease-associated genes in the liver; and

•	regulatory developments in the United States, United Kingdom, European Union, or EU, and other jurisdictions.

These forward-looking statements are based on senior management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents

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incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus supplement.

You should refer to the section entitled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should read this prospectus and the documents that we reference in this prospectus supplement and have filed as exhibits to the registration statement and the documents we incorporated by reference, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information about us, this offering and other information contained elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and does not contain all of the information that you need to consider in making your investment decision. For a more complete understanding of our company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the section “Item 3.D Risk Factors” of our Annual Report on Form 20-F filed on March 17, 2022, or the Annual Report, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus prepared by or on behalf of us or to which we have referred you.

Overview

We are a biotechnology company focused on discovering and developing novel molecules incorporating short interfering ribonucleic acid, or siRNA, to inhibit the expression of specific target genes thought to play a role in the pathology of diseases with significant unmet medical need. Our siRNA molecules are designed to harness the body’s natural mechanism of RNA interference, or RNAi, by specifically binding to and degrading messenger RNA, or mRNA, molecules that encode specific targeted disease-associated proteins in a cell. By degrading the message that encodes the disease-associated protein, the production of that protein is reduced, and its level of activity is lowered. In the field of RNAi therapeutics, this reduction of disease-associated protein production and activity is referred to as “gene silencing.” Our proprietary mRNAi GOLD™ (GalNAc Oligonucleotide Discovery) platform consists of precision-engineered product candidates designed to accurately target and ‘silence’ specific disease-associated genes in the liver. Using our mRNAi GOLD™ platform, we have generated siRNA product candidates both for our internal development pipeline as well as for out-licensed programs with third-party collaborators. Our wholly owned pipeline is currently focused in three therapeutic areas of high unmet need: hematology, cardiovascular disease, and rare diseases.

SLN360, a siRNA targeting the LPA gene, is our wholly owned product candidate in clinical development to reduce high levels of lipoprotein(a), or Lp(a), a genetically determined cardiovascular risk factor affecting up to 20% of the world’s population. In February 2022, we reported positive results from the APOLLO phase 1 single-ascending dose study of SLN360 in 32 healthy adults with high Lp(a) defined as ≥150 nmol/L (or ≥60 mg/dL). The study showed SLN360 significantly lowered Lp(a) levels up to 96% and 98% at the two highest dose levels, with reductions of up to 70% and 81% persisting at 150 days. SLN360 was well tolerated with no serious safety concerns reported. We initiated the multiple-ascending dose portion of the APOLLO study in healthy adults with high Lp(a) that have a confirmed history of stable atherosclerotic cardiovascular disease (ASCVD) in January 2022. We plan to start the SLN360 phase 2 ASCVD study in the second half of 2022. SLN124, a siRNA targeting the TMPRSS6 gene, is our wholly owned product candidate that has shown the potential to address a range of hematological conditions by modulating endogenous hepcidin, a peptide hormone that is the master regulator of systemic iron balance. SLN124 is being evaluated in the GEMINI II phase 1 study in patients with non-transfusion dependent thalassemia. We completed enrollment in the single-ascending dose portion of the study in March 2022. The multiple dose portion of the study is ongoing. SLN124 previously was observed to be generally well tolerated and demonstrated proof of mechanism in the GEMINI phase 1 study in 24 healthy volunteers that was completed in May 2021. We plan to start a phase 1/2 study of SLN124 in polycythemia vera (PV) in the second half of 2022. SLN124 has rare pediatric disease and orphan drug designations for beta-thalassemia as well as orphan drug designation for PV.

The potential of our mRNAi GOLD™ platform has been validated through ongoing research and development collaborations with leading pharmaceutical companies, such as AstraZeneca plc, or AstraZeneca, Mallinckrodt plc, or Mallinckrodt and Hansoh Pharmaceutical Group Company Limited or Hansoh. These collaborations collectively represent up to 16 pipeline programs and approximately $7.5 billion in potential milestones plus royalties.

We believe the potential for our mRNAi GOLD™ platform to address disease-associated genes in the liver is substantial. Only around one percent of the approximately 14,000 liver expressed genes have been targeted by publicly known siRNAs. If we assume only one to two percent of the remaining genes are targetable, that is still another 140 – 280 new programs. Once in the clinic, early-stage GalNAC-conjugated RNAi programs have shown a much greater likelihood of advancement from the current phase of development compared to the pharma industry average. We aim to maximize our mRNAi GOLD™ platform by advancing both our proprietary and partnered pipelines.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include, among others:

•	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis).

We will remain an emerging growth company until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion; (2) December 31, 2025; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur on the last day of any fiscal year that the aggregate worldwide market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during any three-year period.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

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In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

As a foreign private issuer listed on Nasdaq, we are subject to corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country in lieu of certain Nasdaq corporate governance listing standards. Certain corporate governance practices in England, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. For example, neither the corporate laws of England nor our articles of association require a majority of our directors to be independent; we may include non-independent directors as members of our nominations and remuneration committees; and our independent directors would not necessarily hold regularly scheduled meetings at which only independent directors are present. Therefore, our shareholders may be afforded less protection than they otherwise would have under Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

Corporate History and Information

We were incorporated as a public limited company under the laws of England and Wales on November 18, 1994 under the name Stanford Rook Holdings plc with company number 02992058. In July 2005, we acquired Atugen AG, a company specializing in siRNA. On April 26, 2007, we changed our name to Silence Therapeutics plc. Our principal executive offices are located at 72 Hammersmith Road, London W14 8TH, United Kingdom and our telephone number is +44 (0)20-3457-6900. Our registered office address is 27 Eastcastle Street, London, W1W 8DH. Our ADSs were listed on the Nasdaq Capital Market under the symbol “SLN” in September 2020. In June 2021, we moved our Nasdaq listing from the Nasdaq Capital Market tier to the Nasdaq Global Market tier. Our ordinary shares were previously admitted to trading on AIM, a market operated by London Stock Exchange plc. On October 15, 2021, it was announced that our board of directors had resolved to cancel the admission of our ordinary shares to trading on AIM; this was approved by our shareholders at a general meeting held on November 1, 2021 and on November 30, 2021, the admission of our ordinary shares to trading on AIM was cancelled. Our website address is www.silence-therapeutics.com. The information contained on, or that can be accessed from, our website does not form part of this prospectus supplement. You should not consider any information contained in, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase ordinary shares (including ordinary shares in the form of ADSs). We have included our website address as an inactive textual reference only.

Our agent for service of process in the United States is Silence Therapeutics Inc., 221 River Street, 9th Floor, Hoboken, NJ 07030.

THE OFFERING

ADSs offered by us	5,950,000 ADSs, representing 17,850,000 ordinary shares

Ordinary shares to be outstanding after this offering	107,665,213 ordinary shares (including 17,850,000 ordinary shares represented by the 5,950,000 ADSs issued in this offering).

American Depositary Shares

Each ADS represents three ordinary shares. You will have the rights of an ADS holder as provided in the deposit agreement among us, the ADS depositary and all holders and beneficial owners of ADSs issued thereunder. We encourage you to read the “Description of American Depositary Shares” section of the accompanying prospectus and the deposit agreement incorporated by reference into the registration statement of which this prospectus supplement forms a part.

ADS Depositary	The Bank of New York Mellon

Use of Proceeds

We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, to be approximately $52.6 million. We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents to fund the advancement of our clinical trials, including our Phase 2 trial of SLN360 in ASCVD and our Phase 1/2 trial of SLN124 for polycythemia vera (PV), as well as expansion of pipeline programs, working capital and general corporate purposes.

See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk Factors

See “Risk Factors” and the other information included in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in the ADSs.

Nasdaq Global Market symbol	“SLN.”

The number of ordinary shares issued and outstanding is based on 89,815,213 of our ordinary shares outstanding as of June 30, 2022, and excludes:

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9,525,369 ordinary shares issuable upon the exercise of outstanding options and the settlement of conditional awards under our 2018 Employee Long Term Incentive Plan, or the Employee LTIP, as of June 30, 2022, at a weighted average exercise price of $5.41 per share;

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839,997 ordinary shares issuable upon the exercise of outstanding options and the settlement of conditional awards under the 2018 Non-Employee Long Term Incentive Plan, or the Non-Employee LTIP, as of June 30, 2022, at a weighted average exercise price of $4.08 per share;

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228,984 ordinary shares issuable upon the exercise of outstanding options under our other employee option plans pre-dating the 2018 Employee LTIP, as of June 30, 2022, at a weighted average exercise price of $2.11 per share;

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13,526,978 ordinary shares reserved for issuance pursuant to the Employee LTIP and the Non-Employee LTIP, which amount is equal to 3,161,612 ordinary shares less the shares issuable upon the exercise of outstanding options and the settlement of conditional awards as of June 30, 2022, as described in the preceding two bullets; and

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additional shares reserved for issuance under the Employee LTIP and the Non-Employee LTIP upon provisions of the plans that automatically increase the number of shares reserved for issuance, which began on January 1, 2021 and will continue until January 1, 2028, in an amount equal to no more than 5% of the total number of our outstanding ordinary shares on the immediately preceding December 31.

RISK FACTORS

Investing in our ADSs involves a high degree of risk. Before you invest in the ADSs, you should consider carefully the risks described below and discussed in our Annual Report, which is incorporated by reference in this prospectus supplement in its entirety, together with other information in this prospectus supplement and the information and documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in the ADSs. If any of the following risks actually occurs, our business, results of operations, cash flows, financial condition and/or prospects could suffer materially. In such event, the trading price of the ADSs could decline, which would cause you to lose all or part of your investment. The risks described below and incorporated by reference in this prospectus supplement and the accompanying prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations. Please also see “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and These Securities

Investors in the offering will experience immediate and substantial dilution in the book value of their investment.

The price per ADS being offered may be higher than the net tangible book value per ADS outstanding prior to this offering. Accordingly, if you invest in the ADSs in the offering, you will incur immediate substantial dilution of $8.45 per ADS (based on the net tangible book value per share underlying the ADSs), based on an offering price of $9.50 per ADS, and our pro forma net tangible book value as of June 30, 2022. For a further description of the dilution that you will experience immediately after the offering, see “Dilution.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ordinary shares, ADSs or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell ordinary shares, ADSs or other securities in any other offering at a price per share that is equal to or greater than the price per ADS paid by investors in this offering, and investors purchasing ordinary shares, ADSs or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, ADSs or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per ADS in this offering.

The trading price of our ADSs has been and may continue to be volatile, and you could lose all or part of your investment.

The trading price of our ADSs is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general and the market for biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their ADSs at or above the price paid for the ADSs. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus supplement, factors that are expected to affect the market price of our securities include:

•	the commencement, enrollment or results of our planned and future clinical trials;

•	positive or negative results from, or delays in, testing and clinical trials by us, collaborators or competitors;

•	the results of our efforts to discover, develop, acquire or in-license additional product candidates and technologies;

•	the loss of any of our key scientific or management personnel;

•	regulatory, legal or tax developments in the United States, United Kingdom, the European Union and other countries;

•	the success of competitive products or technologies;

•	adverse actions taken by regulatory agencies with respect to our clinical trials or manufacturers;

•	changes or developments in laws or regulations applicable to our product candidates or technologies;

•	changes to our relationships with collaborators, manufacturers or suppliers;

•	concerns regarding the safety of our product candidates;

•	announcements concerning our competitors or the pharmaceutical industry in general;

•	actual or anticipated fluctuations in our operating results;

•	changes in financial estimates or recommendations by securities analysts;

•	potential acquisitions, financings, collaborations or other corporate transactions;

•	the trading volume of our ADSs on Nasdaq;

•	coordinated trading in our ADSs by third parties, including market manipulation;

•	publication of information in the media, including online blogs and social media, about our company by third parties;

•	sales of our ADSs or ordinary shares by us, members of our senior management and directors or our shareholders;

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general economic, political, and market conditions and overall fluctuations in the financial markets, in the United States, the United Kingdom, the European Union, and other countries, including the global impact of the Ukraine-Russia War and further global and regional impacts of the COVID-19 pandemic;

•	stock market price and volume fluctuations of comparable companies and, in particular, those that operate in the biopharmaceutical industry; and

•	investors’ general perception of us and our business.

These and other market and industry factors may cause the market price and demand for our ADSs to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from selling their ADSs at or above the price paid for the ADSs and may otherwise negatively affect the liquidity of our ADSs.

Some companies that have experienced volatility in the trading price of their securities have been the subject of securities class action litigation. Any lawsuit to which we are a party, with or without merit, may result in an unfavorable judgment. We also may decide to settle lawsuits on unfavorable terms.

Any such negative outcome could result in payments of substantial damages or fines, damage to our reputation or adverse changes to our business practices. Defending against litigation is costly and time-consuming, and could divert our management’s and key employees’ attention and our resources. Furthermore, during the course of litigation, there could be negative public announcements of the results of hearings, motions or other interim proceedings or developments, which could have a negative effect on the market price of our ADSs.

Future sales, or the possibility of future sales, of a substantial number of ADSs representing our ordinary shares or our ordinary shares could adversely affect the price of such securities.

Future sales of a substantial number of ADSs or ordinary shares, or the perception that such sales will occur, could cause a decline in the market price of our ADSs. If holders sell substantial amounts of ADSs on the Nasdaq Global Market, or if the market perceives that such sales may occur, the market price of the ADSs and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

We have broad discretion over the use of the net proceeds from this offering and may use them in ways with which you do not agree and in ways that may not enhance our operating results or the price of the ADSs.

Our board of directors and management will have broad discretion over the application of the net proceeds that we receive from this offering. We may spend or invest these proceeds in ways with which our shareholders and holders of ADSs disagree or that do not yield a favorable return, if at all. We currently expect to use the net proceeds from this offering, together with our existing cash resources as described in “Use of Proceeds.” However, our senior management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Therefore, our use of these proceeds may differ substantially from our current plans. Failure by our management to apply these funds effectively could harm our business, results of operations, cash flows, financial condition and/or prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 5,950,000 ADSs in this offering will be approximately $52.6 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents to fund the advancement of our clinical trials, including our Phase 2 trial of SLN360 in ASCVD and our Phase 1/2 trial of SLN124 for polycythemia vera (PV), as well as expansion of pipeline programs, working capital and general corporate purposes.

Our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. We believe that opportunities may exist from time to time to expand our current business through licenses with or acquisitions of, or investments in, complementary businesses, products, or technologies, and we may use a portion of the net proceeds for these purposes.

Our management will have broad discretion over the use of the net proceeds from the offering. The amounts and timing of our expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing, cost and success of preclinical studies, ongoing clinical trials or clinical trials we may commence in the future, the timing of regulatory submissions, our ability to obtain additional financing, the amount of cash obtained through our existing collaborations and future collaborations, if any, and any unforeseen cash needs.

Pending our use of proceeds from this offering, we plan to invest these net proceeds in a variety of capital preservation instruments, including short-term, interest-bearing obligations and investment-grade instruments.

DIVIDEND POLICY

We have never declared or paid any dividends on any class of our issued share capital. We intend to retain any earnings for use in our business and do not currently intend to pay dividends on our ordinary shares. The declaration and payment of any future dividends will be at the discretion of our board of directors and will depend upon our results of operations, cash requirements, financial condition, contractual restrictions, any future debt agreements or applicable laws and other factors that our board of directors may deem relevant.

Under the laws of England and Wales, among other things, we may only pay dividends if we have sufficient distributable reserves (on a non-consolidated basis), which are our accumulated realized profits that have not been previously distributed or capitalized less our accumulated realized losses, so far as such losses have not been previously written off in a reduction or reorganization of capital. See “Description of Share Capital and Articles of Association” of the accompanying prospectus for additional information.

If we pay any dividends on our ordinary shares, we will pay those dividends, which are payable in respect of the ordinary shares underlying the ADSs to the depositary, as the registered holder of such ordinary shares, and the depositary then will pay such amounts to our ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See “Description of American Depositary Shares—Dividends and Other Distributions” of the accompanying prospectus.

CAPITALIZATION

The following table presents our total capitalization and cash and cash equivalents as of June 30, 2022 derived from our unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2022, incorporated by reference into this prospectus supplement on:

•	an actual basis;

•

an as adjusted basis to give effect to the sale of 5,950,000 ADSs in this offering at the public offering price of $9.50 per ADS, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the financial data in the following table in conjunction with our unaudited condensed consolidated financial statements, audited consolidated financial statements and related notes incorporated by reference into this prospectus supplement.

	As of June 30, 2022
	Actual		As Adjusted
(in thousands)	($)(1)	(£)	($)(1)	(£)
Cash and cash equivalents	$62,806	£51,565	$115,940	£95,189

Contract liabilities	(83,538)	(68,586)	(83,538)	(68,586)
Equity:
Share capital	5,470	4,491	6,557	5,384
Capital reserves	282,092	231,603	334,139	274,334
Translation reserve	2,099	1,723	2,099	1,723
Accumulated losses	(295,434)	(242,557)	(295,434)	(242,557)

Total shareholders equity	$(5,773)	£ (4,740)	$47,360	£38,884

Total capitalization	$(89,311)	£(73,326)	$(36,178)	£(29,702)

(1)	Translated solely for convenience into U.S. dollars at an assumed exchange rate of $1.218 per £1.00, which was the rounded official exchange rate of such currencies as of August 1, 2022.

The number of shares of ordinary shares that will be outstanding immediately after this offering as shown above is based on 89,815,213 ordinary shares outstanding as of June 30, 2022 and excludes:

•

9,525,369 ordinary shares issuable upon the exercise of outstanding options and the settlement of conditional awards under the Employee LTIP as of June 30, 2022, at a weighted average exercise price of $5.41 per share;

•

839,997 ordinary shares issuable upon the exercise of outstanding options and the settlement of conditional awards under the Non-Employee LTIP as of June 30, 2022, at a weighted average exercise price of $4.08 per share;

•

228,984 ordinary shares issuable upon the exercise of outstanding options under our other employee option plans pre-dating the 2018 Employee LTIP, as of June 30, 2022, at a weighted average exercise price of $2.11 per share;

•

13,526,978 ordinary shares reserved for issuance pursuant to the Employee LTIP and the Non- Employee LTIP, which amount is equal to 3,161,612 ordinary shares less the shares issuable upon the exercise of outstanding options and the settlement of conditional awards as of June 30, 2022, as described in the preceding two bullets; and

•

additional shares reserved for issuance under the Employee LTIP and the Non-Employee LTIP upon provisions of the plans that automatically increase the number of shares reserved for issuance, which began on January 1, 2021 and will continue until January 1, 2028, in an amount equal to no more than 5% of the total number of our outstanding ordinary shares on the immediately preceding December 31.

DILUTION

If you invest in our ADSs in this offering, your ownership interest will be diluted to the extent of the difference between the price per ADS you pay in this offering and the as adjusted net tangible book value per ADS immediately after this offering. Dilution results from the fact that the public offering price per ADS is substantially in excess of the net tangible book value per ADS.

Our net tangible book value as of June 30, 2022 was $(15,644) million, or $(0.52) per ADS. Net tangible book value per ADS is determined by dividing our total tangible assets, less total liabilities, by the number of ADSs outstanding as of June 30, 2022. Dilution in net tangible book value per ADS represents the difference between the amount per share paid by purchasers of ADSs in this offering and the as adjusted net tangible book value per ADS of our ordinary shares immediately after giving effect to this offering.

After giving effect to our sale of the ADSs offered in this offering at the public offering price of $9.50 per ADS, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2022 would have been $37.5 million, or $0.35 per ordinary share (equivalent to $1.05 per ADS). This represents an immediate further increase in net tangible book value of $1.57 per ADS to our existing shareholders and an immediate dilution in net tangible book value of $8.45 per ADS to investors purchasing ADSs in this offering. The following table illustrates such dilution:

	($)(1)	(£)
Public offering price	$9.50	£7.80
Historical net tangible book value per ADS as of June 30, 2022	$(0.52)	£(0.43)
Increase in as adjusted net tangible book value per ADS attributable to new investors purchasing ADSs in this offering as of June 30, 2022	1.57	1.29
As adjusted net tangible book value per ADS after this offering	1.05	0.86

Dilution to new investors in this offering per ADS as of June 30, 2022	$8.45	£6.94

(1)	Translated solely for convenience into U.S. dollars at an assumed exchange rate of $1.218 per £1.00, which was the rounded official exchange rate of such currencies as of August 1, 2022.

The table and discussion above is based on 89,815,213 ordinary shares outstanding as of June 30, 2022 and excludes:

•

9,525,369 ordinary shares issuable upon the exercise of outstanding options and the settlement of conditional awards under the Employee LTIP as of June 30, 2022, at a weighted average exercise price of $5.41 per share;

•

839,997 ordinary shares issuable upon the exercise of outstanding options and the settlement of conditional awards under the Non-Employee LTIP as of June 30, 2022, at a weighted average exercise price of $4.08 per share;

•

228,984 ordinary shares issuable upon the exercise of outstanding options under our other employee option plans pre-dating the 2018 Employee LTIP, as of June 30, 2022, at a weighted average exercise price of $2.11 per share;

•

13,526,978 ordinary shares reserved for issuance pursuant to the Employee LTIP and the Non- Employee LTIP, which amount is equal to 3,161,612 ordinary shares less the shares issuable upon the exercise of outstanding options and the settlement of conditional awards as of June 30, 2022, as described in the preceding two bullets; and

•	additional shares reserved for issuance under the Employee LTIP and the Non-Employee LTIP upon provisions of the plans that automatically increase the number of shares reserved for issuance, which began on January 1, 2021 and will continue until January 1, 2028, in an amount equal to no more than 5% of the total number of our outstanding ordinary shares on the immediately preceding December 31.

To the extent that we issue additional ADSs or ordinary shares in the future, there will be further dilution to shareholders and the holders of ADSs. In addition, we may choose to raise additional capital because of market conditions.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC and William Blair & Company, L.L.C., are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of ADSs indicated below:

Name	Number of ADSs
Morgan Stanley & Co. LLC	4,165,000
William Blair & Company, L.L.C.	1,785,000

Total:	5,950,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the ADSs subject to their acceptance of the ADSs from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ADSs offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the ADSs offered by this prospectus supplement if any such ADSs are taken.

The following table shows the per ADS and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

	Per ADS	Total
Public offering price	$9.50	$56,525,000
Underwriting discounts and commissions to be paid by us	$0.57	$3,391,500
Proceeds, before expenses, to us	$8.93	$53,133,500

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $0.5 million. We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $15,000.

Our ADSs representing our ordinary shares are listed on the Nasdaq Global Market under the trading symbol “SLN”.

We and all directors and officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of this prospectus supplement (60 days with respect to our at-the-market program) (the “restricted period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ADSs or ordinary shares underlying ADSs or any securities convertible into or exercisable or exchangeable for ADSs or ordinary shares underlying ADSs; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or ordinary shares underlying ADSs,

whether any such transaction described above is to be settled by delivery of ADSs or ordinary shares ADSs or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares. Such person also agrees and consents to the entry of stop transfer instructions with our transfer agent and registrar against the transfer of the such person’s shares of ordinary shares in accordance with the lock-up agreement..

The restrictions described in the immediately preceding paragraph to do not apply to:

•

transactions relating to shares of ADSs or ordinary shares underlying ADSs or other securities acquired in open market transactions after the completion of this offering; provided that no filing under Section 16(a) of the Exchange Act is required or voluntarily made in connection with subsequent sales of the ADSs or ordinary shares underlying ADSs or other securities acquired in such open market transactions;

•

transfers of shares of ADSs or ordinary shares underlying ADSs or any security convertible into ADSs or ordinary shares underlying ADSs as a bona fide gift or charitable contribution; provided that each donee shall sign and deliver a lock-up agreement substantially in the form of the lock-up agreement here and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of ordinary shares, shall be required or shall be voluntarily made during the restricted period;

•

transfers by will or intestacy or to any immediate family or to a trust whose beneficiaries consist exclusively of one or more of the signatory and/or any immediate family; provided that each distributee shall sign and deliver a lock-up agreement substantially in the form of the lock-up agreement here and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of ordinary shares, shall be required or shall be voluntarily made during the restricted period;

•

distributions of shares of ADSs or ordinary shares underlying ADSs or any security convertible into ADSs or ordinary shares underlying ADSs to limited partners or stockholders of the signatory; provided that each distributee shall sign and deliver a lock-up agreement substantially in the form of the lock-up agreement here and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of ordinary shares, shall be required or shall be voluntarily made during the restricted period;

•

transfers to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the signatory, or to any investment fund or other entity controlled or managed by the signatory or affiliates of the signatory; provided that each distributee shall sign and deliver a lock-up agreement substantially in the form of the lock-up agreement here and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of ordinary shares, shall be required or shall be voluntarily made during the restricted period;

•

transfers of ADSs or ordinary shares underlying ADSs by operation of law pursuant to a qualified domestic order or other court order or in connection with a divorce settlement; provided that (i) any filing made during the restricted period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in this clause and (B) no securities were sold by the signatory, and (ii) the signatory does not otherwise voluntarily effect any other public filing or report regarding such transfers during the restricted period;

•

the transfer or disposition of ADSs or ordinary shares underlying ADSs or any other securities, or sales or disposition of ADSs or ordinary shares underlying ADSs to us, solely upon a vesting or settlement event of our securities or upon the exercise of options to purchase our securities on a “cashless” or “net exercise” basis, in each case pursuant to any equity incentive plan of ours described herein and to the extent permitted by the instruments representing such options outstanding as of the date hereof (any transfer to us to be solely for the payment of taxes as a result of such transaction), provided that (i) the ADSs or ordinary shares underlying ADSs received upon exercise or settlement of the option are subject to the terms of the lock-up agreement and (ii) no public disclosure or filing shall be voluntarily made during the restricted period;

•

transfers to us in connection with the repurchase of ADSs or ordinary shares underlying ADSs in connection with the termination of the signatory’s employment with us pursuant to contractual agreements with us as in effect as of the date hereof, provided that no public disclosure or filing shall be required or shall be voluntarily made during the restricted period;

•

facilitating the establishment of a trading plan on behalf of a shareholder, officer or director pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ordinary shares, provided that (i) such plan does not provide for the transfer of ordinary shares during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the signatory or us regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ordinary shares may be made under such plan during the restricted period; or

•

transfers pursuant to a bona fide third-party tender offer for ADSs or ordinary shares underlying ADSs, merger, consolidation or other similar transaction approved by the our board of directors and made to all holders of our securities involving a change of control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the signatory may agree to transfer, sell, tender or otherwise dispose of shares of ADSs or ordinary shares underlying ADSs or other such securities in connection with such transaction, or vote any ADSs or ordinary shares underlying ADSs or other such securities in favor of any such transaction); provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the signatory shall remain subject to the provisions of this agreement. In addition, the signatory agrees that, without the prior written consent of Morgan Stanley & Co., LLC, on behalf of the underwriters, it will not, during the restricted period, make any demand for or exercise any right with respect to, the registration of any shares of ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares.

Morgan Stanley & Co. LLC, in its sole discretion, may release the ADSs, ordinary shares representing ADSs and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the ADSs, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ADSs. Specifically, the underwriters may sell more ADSs than they are obligated to purchase under the underwriting agreement, creating a short position. Because we have not granted the underwriters an option to purchase additional ADSs, the underwriters must close out any short position by purchasing ADSs in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, ADSs in the open market to stabilize the price of the ADSs. These activities may raise or maintain the market price of the ADSs above independent market levels or prevent or retard a decline in the market price of the ADSs. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of ADSs to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no ADSs have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ADSs which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of ADSs may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ADSs shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the ADSs in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom

In relation to the United Kingdom, no ADS have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ADSs which has been approved by the Financial Conduct Authority in the United Kingdom in accordance with the U.K. Prospectus Regulation, except that offers of ADSs may be made to the public in the United Kingdom at any time under the following exemptions under the U.K. Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under Article 2 of the U.K. Prospectus Regulation;

b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the U.K. Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c)	in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of ADSs shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the U.K. Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the U.K. Prospectus Regulation.

Each person in the United Kingdom who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and each of the underwriters that it is a “qualified investor” within the meaning of the U.K. Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

In the United Kingdom, this prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the U.K. Prospectus Regulation) (i) who have professional experience in the matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order; and/or (ii) who are high net worth companies falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom, this document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available in the United Kingdom to relevant persons and will be engaged in only with relevant persons.

MATERIAL TAX CONSIDERATIONS

The following summary contains a description of material U.S. and U.K. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares or ADSs that are acquired in this offering. This summary should not be considered a comprehensive description of all the tax considerations that may be relevant to the decision to acquire ADSs representing our ordinary shares.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a description of the material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of our ordinary shares or ADSs. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire securities. This discussion applies only to a U.S. Holder that holds our ordinary shares or ADSs as a capital asset for tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the Medicare contribution tax, the special tax accounting rules in Section 451(b) of the Internal Revenue Code of 1986, as amended, or the Code, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	banks, insurance companies, and certain other financial institutions;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•

persons holding ordinary shares or ADSs as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to ordinary shares or ADSs;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	brokers, dealers or traders in securities, commodities or currencies;

•	tax-exempt entities or government organizations;

•	S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein);

•	regulated investment companies or real estate investment trusts;

•	persons who acquired our ordinary shares or ADSs pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons that own or are deemed to own ten percent or more of our shares (by vote or value); and

•	persons holding our ordinary shares or ADSs in connection with a trade or business, permanent establishment, or fixed base outside the United States.

Holders of our ordinary shares or ADSs who fall within one of the categories above are advised to consult their tax advisor regarding the specific tax consequences which may apply to their particular situation.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares or ADSs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ordinary shares or ADSs and partners in such partnerships are encouraged to consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of ordinary shares or ADSs.

The discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, and the income tax treaty between the United Kingdom and the United States, or the Treaty, all as of the date hereof, changes to any of which may affect the tax consequences described herein—possibly with retroactive effect. There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of our ordinary shares or ADSs or that such a position would not be sustained by a court. We have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax considerations in the purchase, ownership or disposition of ordinary shares or ADSs. Accordingly, holders should consult their own tax advisors concerning the U.S. federal, state, local and non U.S. tax consequences of acquiring, owning and disposing of our ordinary shares or ADSs in their particular circumstances.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares or ADSs who is eligible for the benefits of the Treaty and is:

(1)	a citizen or individual resident of the United States;

(2)	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

(3)	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(4)

a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

U.S. Holders are encouraged to consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of our ordinary shares or ADSs in their particular circumstances.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of an ADS should be treated for U.S. federal income tax purposes as holding the ordinary shares represented by the ADS. Accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares.

Passive Foreign Investment Company Rules

A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:

•	at least 75% of its gross income is passive income (such as interest income); or

•

at least 50% of its gross assets (determined on the basis of a quarterly weighted-average) is attributable to assets that produce passive income or are held for the production of passive income (which generally includes cash).

For purposes of this test, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation, partnership or entity treated as a partnership for U.S. federal income tax purposes, the equity of which we own, directly or indirectly, 25% or more (by value).

Based on the nature and composition of our income, assets and activities and our market capitalization for our taxable year ended December 31, 2021, and certain assumptions with respect to the characterization of our assets as active or passive, we do not believe that we were classified as a PFIC for our taxable year ended December 31, 2021. However, no assurances regarding our PFIC status can be provided for any past, current or future taxable year. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. As a result, our PFIC status may change from year to year and we have not yet made any determination as to our expected PFIC status for the current year. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. In addition, the total value of our assets for PFIC testing purposes may be determined in part by reference to the market price of our ordinary shares or ADSs from time to time, which may fluctuate considerably. Under the income test, our status as a PFIC depends on the nature and composition of our income which will depend on a variety of factors that are subject to uncertainty. Furthermore, because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in us being treated as a PFIC for our taxable year ended December 31, 2021 or us becoming a PFIC for the current taxable year or any future taxable years. Even if we determine that we are not a PFIC for a particular taxable year, there can be no assurance that the IRS would not successfully challenge our position. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or future taxable year.

If we are classified as a PFIC in any year with respect to which a U.S. Holder owns our ordinary shares or ADSs, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the ordinary shares or ADSs, regardless of whether we continue to meet the tests described above unless we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules. If such an election is made, a U.S. Holder will be deemed to have sold the ordinary shares or ADSs the U.S. Holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s ordinary shares or ADSs with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the ordinary shares or ADSs. U.S. Holders should consult their tax advisers as to the possibility and consequences of making a deemed sale election if such election becomes available.

For each taxable year we are treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including a pledge) of ordinary shares or ADSs, unless (1) such U.S. Holder makes a “qualified electing fund” election, or QEF Election, with respect to all taxable years during such U.S. Holder’s holding period in which we are a PFIC, or (2) our ordinary shares or ADSs constitute “marketable stock” and such U.S. Holder makes a mark-to-market election (as discussed below). Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ordinary shares or ADSs will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the ordinary shares or ADSs;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares or ADSs cannot be treated as capital gains, even if a U.S. Holder holds the ordinary shares or ADSs as capital assets. In addition, dividend distributions made to a U.S. Holder will not qualify for the lower rates of taxation applicable to qualified dividends discussed below under “Taxation of Distributions.”

If we are a PFIC, a U.S. Holder will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries that also are PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisers regarding the application of the PFIC rules to our subsidiaries.

If a U.S. Holder makes an effective QEF Election, the U.S. Holder will be required to include in gross income each year, whether or not we make distributions, as capital gains, such U.S. Holder’s pro rata share of our net capital gains and, as ordinary income, such U.S. Holder’s pro rata share of our earnings in excess of our net capital gains. However, a U.S. Holder can only make a QEF Election with respect to ordinary shares or ADSs in a PFIC if such company agrees to furnish such U.S. Holder with certain tax information annually. We do not currently expect to provide such information in the event that we are classified as a PFIC.

U.S. Holders can avoid the interest charge on excess distributions or gain relating to our ordinary shares or ADSs by making a mark-to-market election with respect to the ordinary shares or ADSs, provided that the ordinary shares or ADSs are “marketable stock.” Ordinary shares or ADSs will be marketable stock if they are “regularly traded” on certain U.S. stock exchanges or on a non-U.S. stock exchange that meets certain conditions. For these purposes, the ordinary shares or ADSs will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our ADSs are listed on the Nasdaq Global Market, which is a qualified exchange for these purposes. Consequently, if our ADSs remain listed on the Nasdaq Global Market and are regularly traded, and you are a U.S. Holder of ADSs, we expect the mark-to-market election would be available to you if we are a PFIC. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the ordinary shares or ADSs.

A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of our ordinary shares or ADSs at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the ordinary shares or ADSs. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the ordinary shares or ADSs over the fair market value of the ordinary shares or ADSs at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the ordinary shares or ADSs will be treated as ordinary income, and any losses incurred on a sale or other disposition of the shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the IRS unless the ordinary shares or ADSs cease to be marketable stock.

However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable stock.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our ordinary shares or ADSs, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisers as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their tax advisers regarding the requirements of filing such information returns under these rules.

Taxation of Distributions

Subject to the discussion above under “Passive Foreign Investment Company Rules,” distributions paid on ordinary shares or ADSs, other than certain pro rata distributions of ordinary shares or ADSs, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we may not calculate our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at preferential rates applicable to “qualified dividend income” if we are a “qualified foreign corporation” and certain other requirements (discussed below) are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on ADSs which are readily tradable on an established securities market in the United States. Our ADSs are listed on Nasdaq, which is an established securities market in the United States, and we expect the ADSs to be readily tradable on Nasdaq. However, there can be no assurance that the ADSs will be considered readily tradable on an established securities market in the United States in later years. The Company, which is incorporated under the laws of England and Wales, believes that it qualifies as a resident of the United Kingdom for purposes of, and is eligible for the benefits of, the income tax treaty between the United Kingdom and the United States, although there can be no assurance in this regard. Further, the IRS has determined that the income tax treaty between the United Kingdom and the United States is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Therefore, subject to the discussion under “Passive Foreign Investment Company Rules,” above, such dividends will generally be “qualified dividend income” in the hands of individual U.S. Holders, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met.

However, the qualified dividend income treatment may not apply if we are treated as a PFIC with respect to the U.S. Holder. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss would generally be treated as U.S.-source ordinary income or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of ordinary shares or ADSs or rights to acquire ordinary shares or ADSs) will be the fair market value of such property on the date of distribution. For foreign tax credit purposes, our dividends will generally be treated as passive category income.

Sale or Other Taxable Disposition of Ordinary Shares and ADSs

Subject to the discussion above under “Passive Foreign Investment Company Rules,” gain or loss realized on the sale or other taxable disposition of ordinary shares or ADSs will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the ordinary shares or ADSs for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ordinary shares or ADSs disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

If the consideration received by a U.S. Holder is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the ordinary shares or ADSs are treated as traded on an “established securities market” and you are either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), you will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date.

WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE ORDINARY SHARES OR ADSs AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE ORDINARY SHARES OR ADSs.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals (and, under proposed regulations, certain entities) may be required to report information relating to the ordinary shares or ADSs, subject to certain exceptions (including an exception for ordinary shares or ADSs held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of the ordinary shares or ADSs.

United Kingdom Taxation

The following is intended as a general guide to current U.K. tax law and HM Revenue & Customs, or HMRC, practice applying as at the date of this prospectus supplement (both of which are subject to change at any time, possibly with retrospective effect) relating to the holding of ADSs. It does not constitute legal or tax advice and does not purport to be a complete analysis of all U.K. tax considerations relating to the holding of ADSs, or all of the circumstances in which holders of ADSs may benefit from an exemption or relief from U.K. taxation. It is written on the basis that the Company does not (and will not) directly or indirectly derive 75% or more of its qualifying asset value from U.K. land, and that the Company is and remains solely resident in the United Kingdom for tax purposes and will therefore be subject to the U.K. tax regime and not the U.S. tax regime save as set out above under “Material U.S. Federal Income Tax Considerations for U.S. Holders”.

Except to the extent that the position of non-U.K. resident persons is expressly referred to, this guide relates only to persons who are resident (and, in the case of individuals, domiciled or deemed domiciled, and to whom split year treatment does not apply) for tax purposes solely in the United Kingdom and do not have a permanent establishment, branch, agency (or equivalent) or fixed base in any other jurisdiction with which the holding of the ADSs is connected, or U.K. Holders, who are absolute beneficial owners of the ADSs (where the ADSs are not held through an Individual Savings Account or a Self-Invested Personal Pension) and who hold the ADSs as investments.

This guide may not relate to certain classes of U.K. Holders, such as (but not limited to):

•	persons who are connected with the Company;

•	financial institutions;

•	insurance companies;

•	charities or tax-exempt organizations;

•	collective investment schemes;

•	pension schemes;

•	market makers, intermediaries, brokers or dealers in securities;

•	persons who have (or are deemed to have) acquired their ADSs by virtue of an office or employment or who are or have been officers or employees of the Company or any of its affiliates; and

•	individuals who are subject to U.K. taxation on a remittance basis.

The decision of the First-tier Tribunal (Tax Chamber) in HSBC Holdings PLC and The Bank of New York Mellon Corporation v HMRC (2012) cast some doubt on whether a holder of a depositary receipt is the beneficial owner of the underlying shares. However, based on published HMRC guidance we would expect that HMRC will regard a holder of ADSs as holding the beneficial interest in the underlying shares and therefore these paragraphs assume that a holder of ADSs is the beneficial owner of the underlying ordinary shares and any dividends paid in respect of the underlying ordinary shares (where the dividends are regarded for U.K. purposes as that person’s own income) for U.K. direct tax purposes.

THESE PARAGRAPHS ARE A SUMMARY OF CERTAIN U.K. TAX CONSIDERATIONS AND ARE INTENDED AS A GENERAL GUIDE ONLY. IT IS RECOMMENDED THAT ALL HOLDERS OF ADSs OBTAIN ADVICE AS TO THE CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ADSs IN THEIR OWN SPECIFIC CIRCUMSTANCES FROM THEIR OWN TAX ADVISORS. IN PARTICULAR, NON-U.K. RESIDENT OR DOMICILED PERSONS AND PERSONS OTHERWISE SUBJECT TO TAXATION IN ANY JURISDICTION OTHER THAN THE U.K. ARE ADVISED TO CONSIDER THE POTENTIAL IMPACT OF ANY RELEVANT DOUBLE TAXATION AGREEMENTS.

Dividends

Withholding Tax

Dividends paid by the Company will not be subject to any withholding or deduction for or on account of U.K. tax.

Income Tax

An individual U.K. Holder may, depending on his or her particular circumstances, be subject to U.K. tax on dividends received from the Company. An individual holder of ADSs who is not resident for tax purposes in the United Kingdom should not be chargeable to U.K. income tax on dividends received from the Company unless he or she carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency to which the ADSs are attributable. There are certain exceptions for trading in the United Kingdom through independent agents, such as for some brokers and investment managers.

All dividends received by an individual U.K. Holder from the Company or from other sources will form part of that U.K. Holder’s total income for income tax purposes and will constitute the top slice of that income. A nil rate of income tax will apply to the first £2,000 of taxable dividend income received by the individual U.K. Holder in a tax year. Income within the nil rate band will be taken into account in determining whether income in excess of the £2,000 tax-free allowance falls within the basic rate, higher rate or additional rate tax bands. Dividend income in excess of the tax-free allowance will (subject to the availability of any income tax personal allowance) be taxed at 8.75% to the extent that the excess amount falls within the basic rate tax band, 33.75% to the extent that the excess amount falls within the higher rate tax band and 39.35% to the extent that the excess amount falls within the additional rate tax band.

Corporation Tax

A corporate holder of ADSs who is not resident for tax purposes in the United Kingdom should not be chargeable to U.K. corporation tax on dividends received from the Company unless it carries on (whether solely or in partnership) a trade in the United Kingdom through a permanent establishment to which the ADSs are attributable.

Corporate U.K. Holders should not be subject to U.K. corporation tax on any dividend received from the Company so long as the dividends qualify for exemption, which should be the case, although certain conditions must be met. If the conditions for the exemption are not satisfied, or such U.K. Holder elects for an otherwise exempt dividend to be taxable, U.K. corporation tax will be chargeable on the amount of any dividends (at the current rate of 19%, but with the main rate announced to increase to 25% with effect from April 1, 2023).

Chargeable Gains

A disposal or deemed disposal of ADSs by a U.K. Holder may, depending on the U.K. Holder’s circumstances and subject to any available exemptions or reliefs (such as the annual exemption), give rise to a chargeable gain or an allowable loss for the purposes of U.K. capital gains tax and corporation tax on chargeable gains.

If an individual U.K. Holder who is subject to U.K. income tax at either the higher or the additional rate is liable to U.K. capital gains tax on the disposal of ADSs, the current applicable rate will be 20%. For an individual U.K. Holder who is subject to U.K. income tax at the basic rate and liable to U.K. capital gains tax on such disposal, the current applicable rate would be 10%, save to the extent that any capital gains when aggregated with the U.K. Holder’s other taxable income and gains in the relevant tax year exceed the unused basic rate tax band. In that case, the rate currently applicable to the excess would be 20%.

If a corporate U.K. Holder becomes liable to U.K. corporation tax on the disposal (or deemed disposal) of ADSs, the main rate of U.K. corporation tax (currently 19%, but announced to increase to 25% with effect from April 1, 2023) would apply.

A holder of ADSs which is not resident for tax purposes in the United Kingdom should not normally be liable to U.K. capital gains tax or corporation tax on chargeable gains on a disposal (or deemed disposal) of ADSs unless the person is carrying on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency (or, in the case of a corporate holder of ADSs, through a permanent establishment) to which the ADSs are attributable. However, an individual holder of ADSs who has ceased to be resident for tax purposes in the United Kingdom for a period of less than five years and who disposes of ADSs during that period of temporary non-residence may be liable on his or her return to the United Kingdom (or upon ceasing to be regarded as resident outside the United Kingdom for the purposes of any relevant double taxation treaty) to U.K. tax on any capital gain realized (subject to any available exemption or relief).

Stamp Duty and Stamp Duty Reserve Tax

The discussion below relates to the holders of the Company’s ordinary shares or ADSs wherever resident, however it should be noted that special rules may apply to certain persons such as market makers, brokers, dealers or intermediaries.

Issue of Shares

No U.K. stamp duty or stamp duty reserve tax, or SDRT, is generally payable on the issue of the underlying ordinary shares in the Company.

Transfers of Shares

An unconditional agreement to transfer ordinary shares in certificated form will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer. The purchaser of the shares is liable for the SDRT. Transfers of ordinary shares in certificated form are generally also subject to stamp duty at the rate of 0.5% of the amount or value of the consideration given for the transfer (rounded up to the next £5). Stamp duty is normally paid by the purchaser. The charge to SDRT will be canceled or, if already paid, repaid (generally with interest), where a transfer instrument has been duly stamped within six years of the charge arising (either by paying the stamp duty or by claiming an appropriate relief) or if the instrument is otherwise exempt from stamp duty.

An unconditional agreement to transfer ordinary shares to, or to a nominee or agent for, a person whose business is or includes the issue of depositary receipts or the provision of clearance services will generally be subject to SDRT (or, where the transfer is effected by a written instrument, stamp duty) at a higher rate of 1.5% of the amount or value of the consideration given for the transfer unless the clearance service has made and maintained an election under section 97A of the U.K. Finance Act 1986, or a section 97A election. It is understood that HMRC regards the facilities of The Depositary Trust Company, or DTC, as a clearance service for these purposes and we are not aware of any section 97A election having been made by DTC. However, no SDRT is generally payable where the transfer of ordinary shares to a clearance service or depositary receipt system is an integral part of an issue of share capital.

Any stamp duty or SDRT payable on a transfer of ordinary shares to a depositary receipt system or clearance service will in practice generally be paid by the transferors or participants in the clearance service or depositary receipt system.

Issue of ADSs

No U.K. stamp duty or SDRT is payable on the issue of ADSs in the Company.

Transfers of ADSs

No SDRT should be required to be paid on a paperless transfer of ADSs through the clearance service facilities of DTC, provided that no section 97A election has been made by DTC, and such ADSs are held through DTC at the time of any agreement for their transfer.

No U.K. stamp duty will in practice be payable on a written instrument transferring an ADS provided that the instrument of transfer is executed and remains at all times outside the United Kingdom. Where these conditions are not met, the transfer of, or agreement to transfer, an ADS could, depending on the circumstances, attract a charge to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration. If it is necessary to pay stamp duty, it may also be necessary to pay interest and penalties.

Issue or Transfers of ADRs

No U.K. stamp duty or SDRT should be required to be paid on the issue or transfer of (including an agreement to transfer) ADRs in the Company.

LEGAL MATTERS

The validity of the ordinary shares registered hereby and certain other matters of the laws of England and Wales will be passed upon for us by Cooley (UK) LLP, London, England and matters of U.S. and New York law will be passed upon by Cooley LLP, New York, New York. English, Welsh and U.S. legal counsel to the underwriters in connection with this offering is Goodwin Procter LLP, (UK), London, United Kingdom and Goodwin Procter LLP, New York, New York, respectively.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2021, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2.3 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The current business address of PricewaterhouseCoopers LLP is 3 Forbury Place, 23 Forbury Road, Reading RG1 3JH, United Kingdom.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability or other provisions of the U.S. securities laws or other laws.

In addition, uncertainty exists as to whether the courts of England and Wales would:

•

recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Cooley LLP and Cooley (UK) LLP that there is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. We have also been advised by Cooley (UK) LLP that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

•	the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;

•

England and Wales courts had jurisdiction over the matter on enforcement and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;

•	the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;

•

the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law);

•	the judgment was not procured by fraud;

•

the judgment was not obtained following a breach of a jurisdictional or arbitrational clause, unless with the agreement of the defendant or the defendant’s subsequent submission to the jurisdiction of the court;

•	recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;

•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice;

•

the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the U.K. Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;

•	there is not a prior decision of an English court or the court of another jurisdiction on the issues in question between the same parties; and

•	the English enforcement proceedings were commenced within the limitation period.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.

If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the English court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus supplement.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and periodic reports on Form 6-K. Those reports may be obtained at the website described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of such act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered thereunder.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

We maintain a website at www.silence-therapeutics.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of this prospectus or part of any prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 17, 2022;

•	our Report on Form 6-K furnished to the SEC on August 11, 2022, including the exhibits thereto; and

•

the description of our ordinary shares and American Depositary Shares contained in our registration statement on Form 8-A (File No. 001-39487), filed with the SEC on September 2, 2020, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if such reports on Form 6-K expressly state that they are incorporated in whole or in part by reference into the registration statement of which this prospectus supplement forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Silence Therapeutics plc

221 River Street, 9th Floor

Hoboken, NJ 07030

United States

Tel: +1 646-637-3208

Attention: Investor Relations

PROSPECTUS

SILENCE THERAPEUTICS PLC

$300,000,000

Ordinary Shares

(including Ordinary Shares in the Form of American Depositary Shares)

From time to time, we may offer and sell up to $300,000,000 of our ordinary shares. This prospectus describes the general manner in which these securities will be offered. We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our ordinary shares may be represented by American Depositary Shares, or ADSs. Each ADS represents the right to receive three ordinary shares. A separate Registration Statement on Form F-6 for the registration of ADSs issuable upon deposit of the ordinary shares was previously filed with the Securities and Exchange Commission and was effective on September 4, 2020 (File No. 333-248217).

ADSs representing our ordinary shares are listed on the Nasdaq Global Market under the symbol “SLN.” Our ordinary shares are currently traded on AIM, a market operated by the London Stock Exchange, under the symbol “SLN.” On October 15, 2021, it was announced that our board of directors had resolved to cancel the admission of our ordinary shares to trading on AIM, which we refer to as the AIM Delisting. On October 11, 2021, the closing price of our ADSs, as reported on the Nasdaq Global Market, was $21.21 per ADS. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or other securities exchange of the securities covered by the prospectus supplement.

Securities may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options to purchase additional shares will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

We are an “emerging growth company” and a “foreign private issuer”, each as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company” and “Prospectus Summary—Implications of Being a Foreign Private Issuer.”

Investing in these securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

None of the Securities and Exchange Commission, any state securities commission, the U.K. Financial Conduct Authority, nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 22, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $300,000,000 of ordinary shares (including ordinary shares represented by ADSs). Registration of the securities covered by this prospectus does not mean that these securities will necessarily be offered or sold.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation By Reference,” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT. Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless otherwise indicated or the context otherwise requires, all references in this prospectus and the documents incorporated by reference to the terms “Silence,” “Silence Therapeutics,” “the Company,” “we,” “us” and “our” refer to Silence Therapeutics plc together with its subsidiaries. In this prospectus, any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof. All references to “shares” in this prospectus refer to ordinary shares of Silence Therapeutics plc with a nominal value of £0.05 per share.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

ii

We are a public limited company incorporated under the laws of England and Wales and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

TRADEMARKS

This prospectus includes trademarks, tradenames and service marks, certain of which belong to us and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ®, ™ and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we will not assert our rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

PRESENTATION OF FINANCIAL INFORMATION

We maintain our books and records in pounds sterling and report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements incorporated by reference into this prospectus were prepared in accordance with generally accepted accounting principles in the United States. All references in this prospectus to “$” are to U.S. dollars and all references to “£” are to pounds sterling. Except with respect to U.S. dollar amounts presented as contractual terms or otherwise indicated, all amounts presented in this prospectus in U.S. dollars have been translated from pounds sterling solely for convenience at an assumed exchange rate of $1.38. per £1.00, based on the noon buying rate of the Federal Reserve Bank of New York on June 30, 2021. We make no representation that any pounds sterling or U.S. dollar amounts referred to in this prospectus could have been, or could be, converted into U.S. dollars or pounds sterling, as the case may be, at any particular rate, or at all. These translations should not be considered representations that any such amounts have been, could have been or could be converted from pounds sterling into U.S. dollars at that or any other exchange rate as of that or any other date.

iii

PROSPECTUS SUMMARY

This summary does not contain all of the information that may be important to you in making your investment decision. In addition to this summary, you should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our ordinary shares and ADSs discussed under the heading “Risk Factors” contained herein and in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a biotechnology company focused on discovering and developing novel molecules incorporating short interfering ribonucleic acid, or siRNA, to inhibit the expression of specific target genes thought to play a role in the pathology of diseases with significant unmet medical need. Our siRNA molecules are designed to harness the body’s natural mechanism of RNA interference, or RNAi, by specifically binding to and degrading messenger RNA, or mRNA, molecules that encode specific targeted disease associated proteins in a cell. By degrading the message that encodes the disease-associated protein, the production of that protein is reduced, and its level of activity is lowered. In the field of RNAi therapeutics, this reduction of disease-associated protein production and activity is referred to as “gene silencing.” Our proprietary mRNAi GOLD™ (GalNAc Oligonucleotide Discovery) platform is a platform of precision engineered medicines designed to accurately target and ‘silence’ specific disease-associated genes in the liver, which represents a substantial opportunity. Using our mRNAi GOLD™ platform, we have generated siRNA product candidates both for our internal development pipeline as well as for out-licensed programs with third-party collaborators. In May 2021, we presented the first clinical data from our mRNAi GOLD™ platform that successfully translated the results from pre-clinical models into humans.

Our proprietary clinical programs include SLN360 designed to address the high and prevalent unmet need in reducing cardiovascular risk in people born with high levels of lipoprotein(a), or Lp(a), and SLN124 designed to address rare iron loading anemia conditions, thalassemia and myelodysplastic syndrome, or MDS. We are evaluating SLN360 in the APOLLO phase 1 single ascending dose study in healthy individuals with high levels of Lp(a) ≥ 60 mg/dL. In August 2021, we announced complete enrolment in four cohorts of the SLN360 single-ascending dose study and we anticipate topline data in the first quarter of 2022. The APOLLO study protocol includes the option to add a fifth cohort if we want to learn more about the clinical profile of SLN360. We are evaluating SLN124 in the GEMINI II phase 1 single-ascending dose studies in patients with thalassemia and MDS. We anticipate topline data from both studies in the third quarter of 2022. In May 2021, we reported positive topline results from the SLN124 GEMINI healthy volunteer study, which was the first clinical data from our mRNAi GOLD™ platform. The SLN124 healthy volunteer study results enabled the ongoing SLN124 phase 1 studies in patients with thalassemia and MDS.

Our partnered pipeline includes ongoing research and development collaborations with leading pharmaceutical companies, such as AstraZeneca PLC, or AstraZeneca, Mallinckrodt plc, or Mallinckrodt, and Takeda Pharmaceutical Company Limited, or Takeda. These collaborations collectively represent up to 14 pipeline programs and up to $6 billion in potential milestones plus royalties.

There are approximately 14,000 liver-expressed genes and only around one percent of them have been targeted by publicly known siRNAs. We aim to maximize the substantial opportunity of our mRNAi GOLD™ platform through a combination of building and advancing our proprietary and partnered pipelines. Through this hybrid model, we plan to significantly expand our portfolio of mRNAi GOLD™ platform programs by delivering 2-3 initial new drug applications per year from 2023.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

∎	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and

∎

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis).

We will remain an emerging growth company until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion; (2) the last day of 2025; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur on the last day of any fiscal year that the aggregate worldwide market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during any three-year period.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

∎	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

∎

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

∎

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

Corporate History and Information

We were incorporated as a public limited company under the laws of England and Wales on November 18, 1994 under the name Stanford Rook Holdings plc with company number 02992058. In July 2005, we acquired Atugen AG, a company specializing in siRNA. On April 26, 2007, we changed our name to Silence Therapeutics plc. Our principal executive offices are located at 72 Hammersmith Road, London W14 8TH, United Kingdom and our telephone number is +44 (0)20-3457-6900. Our registered office address is 27 Eastcastle Street, London, W1W 8DH. Our ADSs were listed on the Nasdaq Capital Market under the symbol “SLN” in September 2020. In June 2021, we moved our Nasdaq listing from the Nasdaq Capital Market tier to the Nasdaq Global Market tier. Our ordinary shares are currently traded on AIM, a market operated by the London Stock Exchange, or AIM, under the symbol “SLN”. On October 15, 2021, it was announced that our board of directors had resolved to cancel the admission of our ordinary shares to trading on AIM. Our website address is www.silence-therapeutics.com. The information contained on, or that can be accessed from, our website does not form part of this prospectus.

Our agent for service of process in the United States is Silence Therapeutics Inc., 221 River Street, 9th Floor, Hoboken, NJ 07030.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties set forth below as well as those described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our Annual Report on Form 20-F for the year ended December 31, 2020 as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act that reflect our current expectations and views of future events. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto, filed with the SEC. Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases, such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

∎

the development of our product candidates, including statements regarding the timing of initiation, completion and the outcome of preclinical studies or clinical trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

∎

our ability to obtain and maintain regulatory approval of our product candidates in the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of an approved drug or therapy;

∎	our plans to collaborate, or statements regarding the ongoing collaborations, with third parties;

∎	our plans to research, develop, manufacture and commercialize our product candidates;

∎	the timing of our regulatory filings for our product candidates;

∎	the size and growth potential of the markets for our product candidates;

∎	our ability to raise additional capital;

∎	our commercialization, marketing and manufacturing capabilities and strategy;

∎	our expectations regarding our ability to obtain and maintain intellectual property protection;

∎	our ability to attract and retain qualified employees and key personnel;

∎	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

∎	our estimates regarding future revenue, expenses and needs for additional financing;

∎	our belief that our existing cash, cash equivalents and term deposits will be sufficient to fund our operating expenses and capital expenditure requirements through the end of 2022;

∎	regulatory developments in the United States, United Kingdom, European Union and other jurisdictions; and

∎	the impact of the ongoing COVID-19 pandemic on our business and operations; and

∎	other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus as well as those risk factors that are incorporated by reference in this prospectus.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all.

CAPITALIZATION

The following table presents our total capitalization and cash and cash equivalents as of June 30, 2021 derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus.

You should read the financial data in the following table in conjunction with our unaudited condensed consolidated financial statements, audited consolidated financial statements and related notes incorporated by reference into this prospectus.

	AS OF JUNE 30, 2021
(in thousands)	($) (1)	(£)
Cash and cash equivalents	$98,308	£71,238
Term deposits	13,800	10,000

Cash, cash equivalents and term deposits	$112,108	£81,238

Indebtedness	—	—
Equity:
Share capital	6,192	4,487
Capital reserves and translation reserve	307,551	222,863
Accumulated losses	(281,083)	(203,683)

Total equity	$32,660	£23,667

Total capitalization	$32,660	£23,667

(1)	Translated solely for convenience into U.S. dollars at an assumed exchange rate of $1.38 per £1.00, which was the rounded official exchange rate of such currencies as of June 30, 2021.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, including advancement in clinical trials and expansion of pipeline programs. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

PRINCIPAL MARKETS FOR OUR ORDINARY SHARES AND THE ADSs

Our ordinary shares have been admitted to trading on AIM since 1995 and currently trade under the symbol “SLN”. ADSs representing our ordinary shares were listed on The Nasdaq Capital Market under the symbol “SLN” in September 2020. In June 2021, we moved our Nasdaq listing from the Nasdaq Capital Market tier to the Nasdaq Global Market tier. Prior to those dates, there was no public trading market for our ordinary shares or ADSs.

On October 15, 2021, it was announced that our board of directors had resolved to cancel the admission of our ordinary shares to trading on AIM. The AIM Delisting is subject to approval by our shareholders at a general meeting to be held on November 1, 2021. Following the AIM Delisting, ADSs representing our ordinary shares will remain listed on the Nasdaq Global Market and all public trading of our securities will take place on that exchange. If shareholders approve the AIM Delisting at the general meeting, the AIM Delisting will take effect on November 30, 2021 and the last day of trading of Ordinary Shares on AIM will be November 29, 2021.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

Set forth below is a summary of certain information concerning our share capital as well as a description of certain provisions of our articles of association, or the Articles, and relevant provisions of the U.K. Companies Act 2006, or the Companies Act. The summary below contains only material information concerning our share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to the Articles, which were filed as an exhibit to our Annual Report on Form 20-F which is incorporated by reference. Further, please note that holders of our ADSs will not be treated as one of our shareholders and will not have any shareholder rights.

General

We were incorporated as a public limited company under the laws of England and Wales on November 18, 1994 under the name Stanford Rook Holdings plc with company number 02992058. On April 26, 2007, we changed our name to Silence Therapeutics plc. Our principal executive offices are located at 72 Hammersmith Road, London W14 8TH, United Kingdom and our telephone number is +44 (0)20-3457-6900. Our registered office address is 27 Eastcastle Street, London, W1W 8DH. Our ADSs were listed on the Nasdaq Capital Market under the symbol “SLN” in September 2020. In June 2021, we moved our Nasdaq listing from the Nasdaq Capital Market tier to the Nasdaq Global Market tier. Our ordinary shares are currently traded on AIM under the symbol “SLN”. On October 15, 2021, it was announced that our board of directors had resolved to cancel the admission of our ordinary shares to trading on AIM. Our website address is www.silence-therapeutics.com. The information contained on, or that can be accessed from, our website does not form part of this prospectus. Our agent for service of process in the United States is Silence Therapeutics Inc., with a registered address at 221 River Street, 9th Floor, Hoboken, NJ 07030.

The principal legislation under which we operate and under which our ordinary shares are issued is the Companies Act.

As of September 30, 2021, we had 89,777,000 ordinary shares issued and outstanding, with a nominal value of £0.05 per ordinary share. Each issued ordinary share is fully paid.

Ordinary Shares

In accordance with the Articles, the following summarizes the rights of holders of our ordinary shares:

∎	each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally;

∎	the holders of the ordinary shares shall be entitled to receive notice of, attend, speak and vote at our general meetings; and

∎	holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders.

Options

As of September 30, 2021, there were options to purchase 8,047,577 ordinary shares outstanding with a weighted average exercise price of £3.28 per ordinary share. The options generally lapse after 10 years from the date of the grant.

Share Register

We are required by the Companies Act to keep a register of our shareholders. Under the laws of England and Wales, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our share register. The share register therefore is prima facie evidence of the identity of our shareholders, and the shares that they hold. The share register generally provides limited, or no, information regarding the ultimate beneficial owners of our ordinary shares. Our share register is maintained by our registrar, Link Asset Services.

Holders of our ADSs will not be treated as one of our shareholders and their names will therefore not be entered in our share register. The depositary, the custodian or their nominees will be the holder of the ordinary shares underlying our ADSs. Holders of our ADSs have a right to receive the ordinary shares underlying their ADSs. For discussion on our ADSs and ADS holder rights see the section entitled “Description of American Depositary Shares” in this prospectus.

Under the Companies Act, we must enter an allotment of shares in our share register as soon as practicable and in any event within two months of the allotment. We also are required by the Companies Act to register a transfer of shares (or give the transferee notice of and reasons for refusal) as soon as practicable and in any event within two months of receiving notice of the transfer.

We, any of our shareholders or any other affected person may apply to the court for rectification of the share register if:

∎	the name of any person, without sufficient cause, is wrongly entered in or omitted from our register of shareholders; or

∎

there is a default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder or on which we have a lien, provided that such refusal does not prevent dealings in the shares taking place on an open and proper basis.

Preemptive Rights

The laws of England and Wales generally provide shareholders with preemptive rights when new shares are issued for cash; however, it is possible for the articles of association, or shareholders in a general meeting, to disapply preemptive rights. Such a disapplication of preemptive rights may be for a maximum period of up to five years from the date of adoption of the articles of association, if the disapplication is contained in the articles of association, or from the date of the shareholder resolution, if the disapplication is by shareholder resolution. In either case, this disapplication would need to be renewed by our shareholders upon its expiration (i.e., at least every five years).

On June 15, 2021, our shareholders approved the disapplication of preemptive rights until the earlier of our next annual general meeting or the date that is 15 months after such approval in respect of the allotment of up to a maximum nominal amount of £893,988.41 or 17,879,768 ordinary shares of £0.05 each.

Articles of Association

A summary of the terms of the Articles is set out below. The summary below is not a complete copy of the terms of the Articles. Please refer to the full version of the Articles, which is included as an exhibit to the registration statement of which this prospectus is a part.

Shares and Rights Attaching to Them

Objects

The objects of our company are unrestricted.

Share Rights

Subject to any special rights attaching to shares or class of shares already in issue, our shares may be issued with or have attached to them any preferred, deferred or other special rights or be subject to such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as we may by ordinary resolution of the shareholders determine or, in the absence of any such determination, as our board may determine.

Voting Rights

Subject to any rights or restrictions attached to any shares from time to time, the voting rights attaching to our shares are as follows:

∎	on a show of hands, every shareholder present in person shall have one vote;

∎	except as provided for in the bullets immediately below, each proxy present in person who has been duly appointed by one or more shareholders entitled to vote on a resolution has one vote;

∎

on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder entitled to vote on the resolution and the proxy has been instructed by one or more of those shareholders to vote for the resolution and by one or more other of those shareholders to vote against it;

∎

on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder entitled to vote on the resolution and either: (1) the proxy has been instructed by one or more of those shareholders to vote for the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote against it; or (2) the proxy has been instructed by one or more of those shareholders to vote against the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote for it;

∎	on a show of hands, each duly authorized corporate representative has one vote;

∎

on a poll every shareholder who is present in person or by proxy or by corporate representative has one vote for each share of which he or she is the holder or in respect of which their appointment as proxy or corporate representative is made; and

∎

in the case of joint holders of a share, the vote of the senior holder who votes, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders (and seniority shall be determined by the order in which the names stand in the register in respect of the share).

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded. Subject to the provisions of the Companies Act, as described in “Differences in Corporate Law — Voting Rights” in this prospectus, a poll may be demanded by:

∎	the chairman of the meeting;

∎	at least five shareholders present in person or by proxy and entitled to vote on the resolution;

∎

any shareholder(s) present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all shareholders having the right to attend and vote on the resolution (excluding any voting rights attached to the shares held in treasury); or

∎

any shareholder(s) present in person or by proxy and holding shares conferring a right to vote on the resolution at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sums paid up on all shares conferring that right (excluding the shares conferring a right to vote on the resolution which are held in treasury).

A resolution put to the vote at a general meeting held partly by means of electronic facility or facilities shall, unless the chairman of the meeting determines that it shall be decided on a show of hands, be decided on a poll.

Restrictions on Voting

No shareholder shall, unless the directors otherwise determine, be entitled to vote, either in person or by proxy, at any general meeting or at any separate class meeting in respect of any share held by such shareholder unless all calls or other sums payable by such shareholder in respect of that share have been paid.

The board may, subject to the terms of allotment thereof, from time to time make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall (subject to us serving on such shareholder at least 14 days’ notice specifying the time or times and place of payment) pay at the time or times so specified the amount called on such holder’s shares.

Dividends

We may by ordinary resolution of shareholders declare dividends out of profits available for distribution in accordance with the respective rights of shareholders but no such dividend shall exceed the amount recommended by the directors. The directors may from time to time pay shareholders such interim dividends as they think fit and may also pay the fixed dividends payable on any shares of the Company half-yearly or otherwise on fixed dates. If the directors act in good faith, they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.

Subject to any special rights attaching to or the terms of issue of any share, all dividends shall be declared and paid according to the amounts paid up on the shares and shall be apportioned and paid proportionately according to the amounts paid up on the shares during any part or parts of the period in respect of which the dividend is paid.

Subject to any rights attaching to or the terms of issue of any shares, no dividend or other monies payable by us on or in respect of any share shall bear interest against us. Any dividend unclaimed after a period of 12 years from the date such dividend became due for payment shall be forfeited and shall revert to us.

Dividends may be declared or paid in any currency or currencies and the board may decide the rate of exchange for any currency conversions that may be required, and how any costs involved are to be met.

Any general meeting declaring a dividend may by ordinary resolution of shareholders, upon the recommendation of the board, direct payment or satisfaction of such dividend wholly or in part by the distribution of specific assets other than cash, and in particular of paid up shares or debentures of any other company. Where any difficulty arises in regard to such distribution, the directors may settle this as they think expedient.

Change of Control

There is no specific provision in the Articles that would have the effect of delaying, deferring or preventing a change of control.

Distributions on Winding Up

On a winding up, the liquidator may, with the sanction of a special resolution of shareholders and any other sanctions required by law, divide amongst the shareholders (excluding the Company itself to the extent it is a shareholder by virtue only of its holding of shares as treasury shares) in specie or in kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may set such values as he or she deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholder. The liquidator may, with the sanction of a special resolution of the shareholders and any other sanctions required by law, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, but no shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

Variation of Rights

All or any of the rights and restrictions attached to any class of shares issued may be abrogated or varied with the consent in writing of the holders of at least three-quarters in nominal value of the issued shares of that class (excluding any shares held as treasury shares) or by special resolution passed at a separate general meeting of the holders of such class of shares, subject to the Companies Act and the terms of their issue. The Companies Act provides a right to object to the variation of the share capital by the shareholders who did not vote in favor of the variation. Should an aggregate of 15% of the shareholders of the issued shares in question apply to the court to have the variation cancelled, the variation shall have no effect unless and until it is confirmed by the court.

Alteration to Share Capital

We may, by ordinary resolution of shareholders, consolidate all or any of our share capital into shares of larger nominal amount than our existing shares, or sub-divide our shares or any of them into shares of a smaller nominal amount. We may, by special resolution of shareholders, confirmed by the court, reduce our share capital, any capital redemption reserve, any redenomination reserve, or any share premium account in any manner authorized by the Companies Act. We may redeem or purchase all or any of our shares as described in “—Other English Law Considerations—Purchase of Own Shares” in this prospectus.

Preemption Rights

In certain circumstances, our shareholders may have statutory preemption rights under the Companies Act in respect of the allotment of new shares as described in “—Preemptive Rights” and “—Differences in Corporate Law—Preemptive Rights” in this prospectus.

Transfer of Shares

Any certificated shareholder may transfer all or any of his, her or its shares by an instrument of transfer in any usual or common form or in any other manner which is permitted by the Companies Act and approved by the board. Any written instrument of transfer shall be signed by or on behalf of the transferor and in the case of a partly paid share, the transferee.

All transfers of uncertificated shares shall be made in accordance with and subject to the provisions of the Uncertificated Securities Regulations 2001 and the facilities and requirements of its relevant system. The

Uncertificated Securities Regulations 2001 permit shares to be issued and held in uncertificated form and transferred by means of a computer-based system.

The board may decline to register any transfer:

∎

of any share which is not a fully paid share, provided that, where the shares or other securities of the Company are listed on a stock exchange, such discretion may not be exercised in a way in which the U.K. Financial Conduct Authority, the London Stock Exchange or any other national regulator or stock exchange regards as preventing dealing in shares or other securities from taking place on an open and proper basis;

∎

of a certificated share, unless any written instrument of transfer, duly stamped (if required), is deposited with us at our registered office or such other place as the board may from time to time determine, accompanied by the certificate for the shares to which it relates;

∎

of a certificated share, unless there is provided such evidence as the board may reasonably require to show the right of the transferor to make the transfer and if the instrument of transfer is executed by some other person on his, her or its behalf, the authority of that person to do so;

∎	of a certificated share, where the transfer is in respect of more than one class of share; and

∎	of any share, in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred exceeds four.

If the board declines to register a transfer of a certificated share it shall, as soon as practicable and in any event within two months after the date on which the transfer was lodged, send to the transferee notice of the refusal and (except in the case of fraud) return the instrument of transfer, together with reasons for the refusal or, in the case of uncertified shares, notify such persons as may be required by the Uncertified Securities Regulations 2001 and the requirements of the relevant system concerned.

CREST

CREST is a computerized paperless share transfer and settlement system which allows securities to be transferred by electronic means, without the need for a written instrument of transfer. The Articles are consistent with CREST membership and, amongst other things, allow for the holding, evidencing and transferring of shares through CREST in uncertificated form.

Shareholder Meetings

Annual General Meetings

In accordance with the Companies Act, we are required in each year to hold an annual general meeting in addition to any other general meetings in that year and to specify the meeting as such in the notice convening it. The annual general meeting shall be convened at such time and place and with such additional means of attendance and participation (including at such other place(s) and/or by means of an electronic facility or facilities) as the board sees fit, subject to the requirements of the Companies Act, as described in “—Differences in Corporate Law — Annual General Meeting” and “— Differences in Corporate Law — Notice of General Meetings” in this prospectus.

Notice of General Meetings

The arrangements for the calling of general meetings are described in “— Differences in Corporate Law — Notice of General Meetings” in this prospectus.

Quorum of General Meetings

No business shall be transacted at any general meeting unless a quorum is present. At least two shareholders present in person or by proxy and entitled to vote shall be a quorum.

Class Meetings

The provisions in the Articles relating to general meetings apply to every separate general meeting of the holders of a class of shares except that:

∎

the quorum for such class meeting, other than an adjourned meeting, shall be two holders in person or by proxy representing not less than one-third in nominal value of the issued shares of the class (excluding any shares held in treasury);

∎	at the class meeting, a holder of shares of the class present in person or by proxy may demand a poll and shall on a poll be entitled to one vote for every share of the class held by him or her; and

∎	if at any adjourned meeting of such holders a quorum is not present at the meeting, one holder of shares of the class present in person or by proxy at an adjourned meeting constitutes a quorum.

Directors

Number of Directors

Unless and until otherwise determined by an ordinary resolution of shareholders, we may not have less than two directors on the board of directors but are not subject to any maximum number of directors.

Appointment of Directors

Subject to the provisions of the Articles, we may, by ordinary resolution of the shareholders at a general meeting, elect any person who is willing to act to be a director, either to fill a casual vacancy or as an addition to the existing board. However, any person that is not a director retiring from the existing board must be recommended by the board of directors, or be proposed by a shareholder qualified to attend and vote at the relevant meeting not less than seven and not more than 42 days before the date appointed for the meeting in order to be eligible for election.

Without prejudice to the power to appoint any person to be a director by shareholder resolution, the board has power to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing board but so that the total number of directors does not exceed any maximum number fixed by or in accordance with the Articles.

Any director appointed by the board will hold office only until the following annual general meeting. Such a director is eligible for re-appointment at that meeting.

Rotation of Directors

At every annual general meeting, there shall retire from office any director who shall have been a director at each of the preceding two annual general meetings and who was not appointed or re-appointed by us in general meeting at, or since, either such meeting. A retiring director shall be eligible for re-appointment. A director retiring at a meeting shall, if he or she is not re-appointed at such meeting, retain office until the meeting appoints someone in his or her place, or if it does not do so, until the conclusion of such meeting.

Directors’ Interests

The directors may authorize, to the fullest extent permitted by law, any matter proposed to them which would otherwise result in a director infringing his or her duty to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests. A director shall not, save as otherwise agreed by him or her, be accountable to us for any benefit which he or she derives from any matter authorized by the directors and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

Subject to the requirements under sections 175, 177 and 182 of the Companies Act, a director who is any way, whether directly or indirectly, interested in a proposed or existing transaction or arrangement with us shall declare the nature of his interest at a meeting of the directors.

A director shall not vote in respect of any contract, arrangement or transaction whatsoever in which he or she has an interest which is to his or her knowledge a material interest otherwise than by virtue of interests in shares or debentures or other securities of or otherwise in or through our company. A director shall not be counted in the quorum at a meeting in relation to any resolution on which he or she is debarred from voting.

A director shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

∎

the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or her or by any other person at the request of or for the benefit of our company or any of our subsidiary undertakings;

∎

the giving of any guarantee, security or indemnity in respect of a debt or obligation of our company or any of our subsidiary undertakings for which he or she has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

∎

any proposal concerning an offer of securities of or by our company or any of our subsidiary undertakings in which offer he or she is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he or she is to participate;

∎

any contract, arrangement or transaction concerning any other body corporate in which he or she or any person connected with him or her (within the meaning of sections 252-255 of the Companies Act) is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he or she and any persons so connected with him or her do not to his or her knowledge hold an interest (within the meaning of sections 820 to 825 of the Companies Act) in one percent or more of any class of the equity share capital of such body corporate or of the voting rights available to members of the relevant body corporate;

∎

any contract, arrangement or transaction for the benefit of employees of our company or any of our subsidiary undertakings which does not accord to him or her any privilege or advantage not generally accorded to the employees to whom the scheme relates;

∎	any contract, arrangement or transaction concerning any insurance which our company is to purchase and/or maintain for, or for the benefit of, any directors or persons including directors;

∎	the giving of an indemnity in relation to another director; and

∎	the provision of funds to any director to meet, or the doing of anything to enable a director to avoid incurring, expenditure of the nature described in section 205(1) or 206 of the Companies Act.

If a question arises at a meeting of the board or of a committee of the board as to the right of a director to vote or be counted in the quorum, and such question is not resolved by his or her voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be determined by the chairman and his or her ruling in relation to any director other than himself or herself shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned has not been fairly disclosed.

Directors’ Fees and Remuneration

Each of the directors shall be paid a fee in such sums as may from time to time be determined by the directors provided that the aggregate of all such fees so paid to directors shall not exceed £500,000 per annum, or such higher amount as may from time to time be determined by ordinary resolution of shareholders.

Each director may be paid all his or her reasonable traveling, hotel and other expenses properly incurred in attending and returning from meetings of the directors or committees of the directors or general meetings of the Company or separate meetings of the holders of any class of shares or debentures of the Company or otherwise in connection with the business of the Company.

Any director who is appointed to any executive office or who serves on any committee or who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the directors are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the directors may determine.

Borrowing Powers

The board may exercise all the powers of the Company to borrow money and to mortgage or charge our undertaking, property and assets (present and future) and uncalled capital or any part thereof, subject to the Companies Act, and to issue debentures, debenture stock and other securities, whether outright or as collateral security for any debt, liability or obligation of us or of any third party.

The board must restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries so as to secure that the aggregate amount remaining outstanding of all monies borrowed by the Company and its subsidiaries shall not at any time, without the previous sanction of an ordinary resolution of the shareholders, exceed a sum equal to five (5) times the aggregate of:

∎	the amount paid up on the issued share capital of the Company; and

∎

the total of the capital and revenue reserves of the Company and its subsidiaries (including any share premium account, capital redemption reserve and credit balance on the profit and loss or income account) in each case, whether or not such amounts are available for distribution;

all as shown in the latest audited consolidated balance sheet, subject to certain adjustments.

Indemnity

Every director or other officer of our group may be indemnified out of the assets of the Company against all costs, charges, expenses, losses and liabilities sustained or incurred by him or her in connection with the actual or purported execution and/or discharge of his or her duties (including those duties, powers and discretions in relation to any members of our group) including all costs, charges, expenses, losses and liabilities suffered or incurred in disputing, defending, investigating or providing evidence in connection with any actual or threatened claims or otherwise. Every director or other officer of our group may also be provided with funds to meet, or do anything to enable a director or other officer of the Company or its Subsidiaries to avoid incurring expenditure to the extent permitted by the Companies Act.

Exclusive jurisdiction

The Articles provide that, unless we consent in writing to the selection of an alternative forum in the United States of America, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Save in respect of any cause of action arising under the Securities Act, by subscribing for or acquiring shares, a shareholder submits all disputes between him or herself and us or our directors to the exclusive jurisdiction of the English courts.

Other English Law Considerations

Notification of Voting Rights

A shareholder in a public company incorporated in the United Kingdom whose shares are admitted to trading on AIM is required pursuant to Rule 5 of the Disclosure Guidance and Transparency Rules of the U.K. Financial Conduct Authority to notify us of the percentage of his, her or its voting rights if the percentage of voting rights which he, she or it holds as a shareholder or through his, her or its direct or indirect holding of financial instruments (or a combination of such holdings) reaches, exceeds or falls below 3%, 4%, 5%, and each 1% threshold thereafter up to 100% as a result of an acquisition or disposal of shares or financial instruments. Following the AIM Delisting, the Disclosure Guidance and Transparency Rules will no longer apply to the Company.

Mandatory Purchases and Acquisitions

Pursuant to Sections 979 to 991 of the Companies Act, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he, she or it wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares.

Such notice must be sent within three months of the last day on which the offer can be accepted or within six months of the date of the offer, where that period ends earlier and the offer is not one to which Section 943(1) of the Companies Act applies. The squeeze out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, subject to the minority shareholders failing to successfully lodge an application to the court to prevent such squeeze out any time prior to the end of those six weeks following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to us, which would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell Out

The Companies Act also gives our minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of our shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his, her or its shares if, prior to the expiry of the acceptance period for such offer, (1) the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of the voting shares, and (2) not less than 90% of the voting rights carried by those shares. The offeror is required to give any shareholder notice of his right to be bought out within one month of that right arising. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his, her or its rights to be bought out, the offeror is required to acquire those shares on the terms of the offer or on such other terms as may be agreed.

Disclosure of Interest in Shares

Pursuant to Part 22 of the Companies Act, we are empowered by notice in writing to any person whom we know or have reasonable cause to believe to be interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us particulars of that person’s interest and (so far as is within such person’s knowledge) particulars of any other interest that subsists or subsisted in those shares.

Under the Articles, if a person defaults in supplying us with the required particulars in relation to the shares in question, or default shares, within the prescribed period of 14 days from the date of the service of notice, the directors may by notice direct that:

∎

in respect of the default shares, the relevant shareholder and any other shares held by the shareholder at the date of the notice, or restricted shares shall not be entitled to vote (either in person or by proxy) at any general meeting or to exercise any other right conferred by a shareholding in relation to general meetings; and

∎

where the restricted shares represent at least 0.25% (in nominal value) of their class, (a) any dividend or other money payable in respect of the default shares shall be retained by us without liability to pay interest and/or (b) no transfers by the relevant shareholder of any default shares may be registered (unless the shareholder is not in default and the shareholder provides a certificate, in a form satisfactory to the directors, to the effect that after due and careful enquiry the shareholder is satisfied that none of the shares to be transferred are default shares).

Purchase of Own Shares

Under the laws of England and Wales, a limited company may only purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, subject to compliance with the Companies Act and provided that they are not restricted from doing so by their articles of association. A limited company may not purchase its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.

Subject to the above, we may purchase our own shares in the manner prescribed below. We may make an “on-market” purchase of our own fully paid shares pursuant to an ordinary resolution of shareholders. The resolution authorizing an on-market purchase must:

∎	specify the maximum number of shares authorized to be acquired;

∎	determine the maximum and minimum prices that may be paid for the shares; and

∎	specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares in an “off-market” purchase otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he, she or it had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

For these purposes, on-market purchases can only be made on AIM (prior to the AIM Delisting). Any purchase of our ADSs through the Nasdaq Global Market would be an off-market purchase.

Following the AIM Delisting, a share buy-back by the Company of its shares will give rise to U.K. stamp duty reserve tax and stamp duty at the rate of 0.5% of the amount or value of the consideration payable by the Company (rounded up to the next £5), and such stamp duty reserve tax or stamp duty will be paid by the Company. The charge to stamp duty reserve tax will be cancelled or, if already paid, repaid (generally with interest), where a transfer instrument for stamp duty purposes has been duly stamped within six years of the charge arising (either by paying the stamp duty or by claiming an appropriate relief) or if the instrument is otherwise exempt from stamp duty.

Distributions and Dividends

Under the Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under the laws of England and Wales.

It is not sufficient that we, as a public company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that the net worth of the Company is at least equal to the amount of its capital. A public company can only make a distribution:

∎

if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and

∎	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

City Code on Takeovers and Mergers

As a public company incorporated in England and Wales with our registered office in England and Wales which has shares admitted to AIM, we are subject to the U.K. City Code on Takeovers and Mergers, or the City Code, which is issued and administered by the U.K. Panel on Takeovers and Mergers, or the Panel. The City Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the City Code contains certain rules in respect of mandatory offers. Under Rule 9 of the City Code, if a person:

∎

acquires an interest in our shares which, when taken together with shares in which he or she or persons acting in concert with him or her are interested, carries 30% or more of the voting rights of our shares; or

∎

who, together with persons acting in concert with him or her, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights of our shares, and such persons, or any person acting in concert with him or her, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer and depending on the circumstances, its concert parties, would be required (except with the consent of the Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous twelve months.

Following the AIM Delisting, as the Company will remain a public limited company incorporated in England and Wales but its securities will not be admitted to trading on a regulated market or multilateral trading facility in the United Kingdom (or a stock exchange in the Channel Islands or the Isle of Man), the City Code will only apply to the Company if it is considered by the Panel to have its place of central management and control in the United Kingdom (or the Channel Islands or the Isle of Man). This is known as the “residency test”. Under the City Code, the Panel looks to where the majority of the directors of the Company are resident, amongst other factors, for the purposes of determining where the Company has its place of central management and control.

The Panel has confirmed to the Company that following the AIM Delisting, based on the current composition of the Board, the City Code will continue to apply to the Company. However, the City Code could cease to apply to the

Company in the future if any changes to the Board composition result in the majority of the Directors not being resident in the United Kingdom, Channel Islands and Isle of Man.

The Board has approved a proposed amendment to the Articles which, subject to shareholder approval at the general meeting to be held November 1, 2021, would insert a new article which would apply in the event that the City Code did not apply to the Company. This new article includes certain takeover protections so that the Company is able to defend itself and its shareholders from hostile takeovers. If shareholders approve the proposed amendment, an ordinary resolution will be put to shareholders at each annual general meeting, starting with the annual general meeting in 2022, as to whether this new article should continue to apply for the period until the next following annual general meeting.

Exchange Controls

There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our ordinary shares or ADSs representing our ordinary shares, other than withholding tax requirements. There is no limitation imposed by the laws of England and Wales or in the Articles on the right of non-residents to hold or vote our shares.

Corporate Governance Code

AIM Rules for Companies published by the London Stock Exchange require us to include on our website details of a recognized corporate governance code that our board of directors has decided to apply, how we comply with that code and, where we depart from our chosen corporate governance code, an explanation of the reasons for doing so.

On July 19, 2018, our board of directors approved the application of The QCA Corporate Governance Code (2018 edition). Our board of directors views this as an appropriate corporate governance framework for our company and consideration has been given to each of the ten principles set out in the code.

The Company will no longer be required to comply with AIM Rules for Companies or The QCA Corporate Governance Code following the AIM Delisting.

Differences in Corporate Law

The applicable provisions of the Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of shareholder rights under the laws of Delaware and the laws of England and Wales.

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Number of Directors	Under the Companies Act, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

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Removal of Directors	Under the Companies Act, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act must also be followed such as allowing the director to make representations against his or her removal either at the meeting or in writing.	Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he or she is a part.

Vacancies on the Board of Directors	Under the laws of England and Wales, the procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	Under the Companies Act, a public limited company must hold an annual general meeting in each six-month period following our annual accounting reference date.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

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General Meeting

Under the Companies Act, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings (excluding any paid-up capital held as treasury shares) can require the directors to call a general meeting and, if the directors fail to do so within a certain period, may themselves convene a general meeting.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of General Meetings	Under the Companies Act, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Proxy	Under the Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a

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Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Preemptive Rights	Under the Companies Act, “equity securities,” being (1) shares in the Company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution, referred to as “ordinary shares,” or (2) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act.	Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot	Under the Companies Act, the directors of a company must not allot shares or grant of rights to subscribe for or to convert any security into shares unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act.	Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers	Under the Companies Act, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any	Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its

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liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director is also void except as permitted by the Companies Act, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company or criminal proceedings in which he or she is convicted); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with our activities as trustee of an occupational pension plan).

stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

∎   any breach of the director’s duty of loyalty to the corporation or its stockholders;

∎   acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

∎   intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

∎   any transaction from which the director derives an improper personal benefit.

Voting Rights	Under the laws of England and Wales, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or our articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution (excluding any voting rights attaching to treasury shares); or (c) any shareholder(s) holding	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

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shares in the company conferring a right to vote on the resolution (excluding any voting rights attaching to treasury shares) being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.

Under the laws of England and Wales, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting. If a poll is demanded, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders in person or by proxy who, being entitled to vote, vote on the resolution.

Shareholder Vote on Certain Transaction

The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations, or takeovers. These arrangements require:

∎   the approval at a shareholders’ or creditors’ meeting convened

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

∎   the approval of the board of directors; and

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by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

∎   the approval of the court.

∎   approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Directors

Under the laws of England and Wales, a director owes various statutory and fiduciary duties to the company, including:

∎   to act in the way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

∎   to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the Company;

∎   to act in accordance with the Company’s constitution and only exercise his or her powers for the purposes for which they are conferred;

∎   to exercise independent judgment;

∎   to exercise reasonable care, skill, and diligence;

∎   not to accept benefits from a third party conferred by reason of his or her being a director or doing, or not doing, anything as a director; and

∎   a duty to declare any interest that he or she has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best

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interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Stockholder Suits	Under the laws of England and Wales, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in our internal management. Notwithstanding this general position, the Companies Act provides that (1) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (2) a shareholder may bring a claim for a court order where our affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

∎   state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

∎   allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

∎   state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Stock Exchange Listing

Our ADSs were listed on the Nasdaq Capital Market under the symbol “SLN” on September 8, 2020. In June 2021, we moved our Nasdaq listing from the Nasdaq Capital Market tier to the Nasdaq Global Market tier. Our ordinary shares are currently traded on AIM, a market operated by the London Stock Exchange, under the ticker symbol “SLN”. On October 15, 2021, it was announced that our board of directors had resolved to cancel the admission of our ordinary shares to trading on AIM.

Registrar of Shares, Depositary for ADSs

Our share register is maintained by Link Asset Services. The share register reflects only registered holders of our ordinary shares. Holders of ADSs representing our ordinary shares will not be treated as our shareholders and their names will therefore not be entered in our share register. The Bank of New York Mellon acts as the depositary for the ADSs representing our ordinary shares and the custodian for ordinary shares represented by ADSs is The Bank of New York Mellon, acting through an office located in England. Holders of ADSs representing our ordinary shares have a right to receive the ordinary shares underlying such ADSs. For discussion on ADSs representing our ordinary shares and rights of ADS holders, see the section entitled “Description of American Depositary Shares” in this prospectus.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, registers and delivers ADSs. Each ADS will represent three ordinary shares (or a right to receive three ordinary shares) deposited with The Bank of New York Mellon, acting through an office located in England, as custodian. Each ADS represents any other securities, cash or other property that may be held by the depositary. The deposited ordinary shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. A copy of our Deposit Agreement among us, the depositary, and holders and beneficial owners of ADSs was filed with the SEC as an exhibit to our Annual Report on Form 20-F filed on April 29, 2021 (File No. 001- 39487).

Any ordinary shares that may be issued pursuant to this prospectus and the applicable prospectus supplement, whether directly or upon exercise of warrants, can be deposited for delivery of ADSs. The ADSs may be uncertificated securities or certificated securities evidenced by American Depositary Receipts, or ADRs. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Shareholder rights are governed by the laws of England and Wales. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. See the section entitled “Where You Can Find Additional Information” elsewhere in the prospectus for directions on how to obtain copies of those documents.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash

The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See the section entitled “Material Tax Considerations.” The depositary will distribute only whole U.S.

dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Ordinary Shares

The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those ordinary shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those ordinary shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to Purchase Additional Ordinary Shares

If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of ordinary shares, new ADSs representing the new ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions

The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of England and Wales and the provisions of our articles of association or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

FEES AND EXPENSES PERSONS DEPOSITING OR WITHDRAWING ORDINARY SHARES OR ADS HOLDERS MUST PAY:	FOR:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

FEES AND EXPENSES PERSONS DEPOSITING OR WITHDRAWING ORDINARY SHARES OR ADS HOLDERS MUST PAY:	FOR:
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request.

Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from the Company in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, consolidation or other reclassification, or any merger, scheme of arrangement, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

∎	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

∎

we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

∎	we delist our ordinary shares from an exchange outside the United States on which they were listed and do not list the ordinary shares on another exchange outside the United States;

∎	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

∎	we appear to be insolvent or enter insolvency proceedings;

∎	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

∎	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

∎	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

∎

are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

∎

are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

∎	are not liable if we or it exercises discretion permitted under the deposit agreement;

∎

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

∎	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

∎	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

∎	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

∎

the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of ordinary shares, the depositary may require:

∎	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

∎	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

∎	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

∎

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

∎	when you owe money to pay fees, taxes and similar charges; or

∎	when it is necessary to prohibit withdrawals to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

Each holder of ADSs may be required from time to time to provide certain information, including proof of taxpayer status, residence and beneficial ownership (as applicable), from time to time and in a timely manner as we, the depositary or the custodian may deem necessary or proper to fulfill obligations under applicable law.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

∎	through underwriters or dealers;

∎	directly to a limited number of purchasers or to a single purchaser;

∎	through agents; or

∎	through any other method, or combination of methods, or combination of methods, permitted by applicable law and described in the applicable prospectus supplement.

The distribution of securities may be carried out, from time to time, in one or more transactions, including:

∎

block transactions and transactions on the Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale;

∎	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

∎	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

∎	sales “at the market”, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

∎	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

∎	the terms of the offering

∎	the name or names of any underwriters, dealers or agents;

∎	the method of distribution;

∎	the public offering price or purchase price and the proceeds to us from that sale;

∎	the expenses of the offering;

∎	any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;

∎	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

∎	any other information regarding the distribution of the securities that we believe to be material

Any ordinary shares will be admitted to trading on AIM (prior to the AIM Delisting) and any ADSs will be listed on the Nasdaq Global Market. Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

MATERIAL TAX CONSIDERATIONS

A general summary of certain tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth or incorporated by reference in a prospectus supplement relating to the offering of those securities.

EXPENSES

The following table sets forth the expenses, other than any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, expected to be incurred by us in connection with a possible offering of securities registered under the registration statement of which this prospectus is a part. All amounts are estimated other than the SEC registration fee and the FINRA filing fee.

SEC registration fee	$27,810
FINRA filing fees	45,500
Legal fees and expenses	350,000
Accounting fees and expenses	165,600
Printing expenses	127,600
Miscellaneous expenses	5,000

Total	$621,510

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered and certain legal matters with respect to England and Wales will be passed upon for us by Cooley (UK) LLP, London, England. Certain matters in respect of U.S. securities laws may be opined upon by Cooley LLP, New York, New York. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The current business address of PricewaterhouseCoopers LLP is 3 Forbury Place, 23 Forbury Road, Reading RG1 3JH, United Kingdom.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability or other provisions of the U.S. securities laws or other laws.

In addition, uncertainty exists as to whether the courts of England and Wales would:

∎

recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

∎	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Cooley LLP and Cooley (UK) LLP that there is currently no treaty between (i) the United States and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. We have also been advised by Cooley (UK) LLP that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

∎	the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;

∎

England and Wales courts had jurisdiction over the matter on enforcement and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;

∎	the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;

∎

the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that an English court considers to relate to a penal, revenue or other public law);

∎	the judgment was not procured by fraud;

∎

the judgment was not obtained following a breach of a jurisdictional or arbitrational clause, unless with the agreement of the defendant or the defendant’s subsequent submission to the jurisdiction of the court;

∎	recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;

∎	the proceedings pursuant to which judgment was obtained were not contrary to natural justice;

∎

the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the U.K. Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;

∎	there is not a prior decision of an English court or the court of another jurisdiction on the issues in question between the same parties; and

∎	the English enforcement proceedings were commenced within the limitation period.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.

If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the English court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and periodic reports on Form 6-K. Those reports may be obtained at the website described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of such act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered thereunder.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

We maintain a website at www.silence-therapeutics.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

∎	our Annual Report on Form 20-F, as amended, for the year ended December 31, 2020, filed with the SEC on April 29, 2021;

∎

our reports on Form 6-K furnished to the SEC on January 6, 2021, June  15, 2021, the second report on Form 6-K furnished on August  12, 2021, October 15, 2021 and our report on Form  6-K/A filed on October 15, 2021; and

∎

the description of our ordinary shares and American Depositary Shares contained in our registration statement on Form 8-A (File No. 001-39487), filed with the SEC on September 2, 2020, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if such reports on Form 6-K expressly state that they are incorporated in whole or in part by reference into the registration statement of which this prospectus forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Silence Therapeutics plc

221 River Street, 9th Floor

Hoboken, NJ 07030

United States

Tel: +1 646-637-3208

Attention: Investor Relations

5,950,000 American Depositary Shares

Representing 17,850,000 Ordinary Shares

PROSPECTUS SUPPLEMENT

Joint Bookrunners

MORGAN STANLEY	WILLIAM BLAIR

August 11, 2022